UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Aon plc

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As of the date of this proxy supplement, five complaints have been filed seeking to enjoin the transaction and other relief. On May 11, 2020, a purported shareholder of Willis Towers Watson plc (“WTW”) filed a complaint in the United States District Court for the Southern District of New York against WTW and the board of directors of WTW, referred to as the “WTW Board,” captioned Stein v. Willis Towers Watson Public Limited Company, et al., Case No. 1:20-cv-03656 (S.D.N.Y.), referred to as the “Stein Complaint”. On May 14, 2020, a purported shareholder of WTW filed a putative class action in the United States District Court for the District of Delaware against WTW, the WTW Board and Aon plc (“Aon”), captioned Kent v. Willis Towers Watson Public Limited Company, et al., Case No. 1:20-cv-00641 (D. Del.), referred to as the “Kent Complaint”. On May 19, 2020, a purported shareholder of WTW filed a putative class action in the United States District Court for the Southern District of New York against WTW and the WTW Board, captioned Carter v. Willis Towers Watson Public Limited Company, et al., Case No. 1:20-cv-03865 (S.D.N.Y.), referred to as the “Carter Complaint”. On May 28, 2020, a purported shareholder of WTW filed a complaint in the United States District Court for the Southern District of California against WTW and the WTW Board, captioned Tang v. Willis Towers Watson Public Limited Company, et al., Case No. 3:20-cv-00986 (S.D. Cal.), referred to as the “Tang Complaint.” On June 17, 2020, a purported shareholder of WTW filed a complaint in the United States District Court for the Southern District of California against WTW and the WTW Board, captioned Kuznik v. Willis Towers Watson Public Limited Company, et al., Case No. 3:20-cv-01097 (S.D. Cal.), referred to as the “Kuznik Complaint,” and together with the Stein Complaint, the Kent Complaint, the Carter Complaint and the Tang Complaint, referred to as the “Complaints.”

The Complaints assert claims against certain defendants under Section 14(a) of the Exchange Act for allegedly false and misleading statements in the Definitive Proxy Statement; and against certain defendants under Section 20(a) of the Exchange Act for alleged “control person” liability with respect to such allegedly false and misleading statements. Each Complaint seeks, among other relief, an order enjoining the transaction. The Stein Complaint and the Carter Complaint also seek damages in an unspecified amount.

WTW and Aon believe the allegations in the Complaints are without merit and that no supplemental disclosure is required under applicable laws. However, in order to reduce the risk of the Complaints delaying or adversely affecting the transaction and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, WTW and Aon have determined to voluntarily supplement the Definitive Proxy Statement by providing the additional information presented below in this proxy supplement. Nothing in this proxy supplement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, WTW and Aon specifically deny all allegations in the Complaints that any additional disclosure was or is required.

This proxy supplement will not affect the scheme consideration to be received by shareholders of WTW in connection with the transaction or the timing of the special meeting of shareholders ordered by the High Court of Ireland, referred to as the “WTW Court Meeting,” scheduled for August 26, 2020 at 10:30 a.m., EDT, and the extraordinary general meeting of shareholders, referred to as the “WTW EGM,” scheduled for August 26, 2020 at 11:00 a.m., both at 1450 Brickell Avenue, Suite 1600, Miami, Florida, United States and Matheson, 70 Sir John Rogerson’s quay, Dublin 2, Ireland. WTW’s board of directors continues to unanimously recommend that WTW’s shareholders vote “FOR” all proposals being presented at the shareholder meetings.

This proxy supplement will not affect the timing of the extraordinary general meeting of shareholders of Aon, referred to as the “Aon EGM,” scheduled for August 26, 2020 at 11:00 a.m., EDT, at 200 East Randolph Street, Chicago, Illinois 60601, United States and Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Aon’s board of directors continues to unanimously recommend that Aon’s shareholders vote “FOR” all proposals being presented at the shareholder meeting.

Supplemental Disclosures to Definitive Proxy Statement in

Connection with the Complaints

The additional disclosures, referred to as the “Supplemental Disclosures,” in this proxy supplement amend and supplement the disclosures contained in the definitive joint proxy statement filed by WTW and Aon on July 8, 2020 (the “Definitive Proxy Statement”) and should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which in turn should be read in its entirety. To the extent that information set forth in the Supplemental Disclosures differs from or updates information contained in the Definitive Proxy Statement, the information in this proxy supplement shall supersede or supplement the applicable information contained in the Definitive Proxy Statement. All page references are to the Definitive Proxy Statement, and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Definitive Proxy Statement.

1.    The disclosure in the second full paragraph on page 77 of the Definitive Proxy Statement is hereby amended and restated as follows (with the new text in underline):

During its March 6, 2020 meeting, the WTW Board also discussed with representatives of WTW management and its advisors the strategic rationale for the proposed transaction, as well as the risks and feasibility of the alternatives. The WTW Board also reviewed Goldman Sachs’ relationship disclosures and concluded that nothing in such disclosures would prevent Goldman Sachs from representing WTW as a financial advisor. Representatives of Skadden then reviewed with the WTW Board the potential terms of the Goldman Sachs engagement letter, including the financial terms thereof. Representatives of Goldman Sachs then joined the meeting and reviewed for the WTW Board Goldman Sachs’ financial analyses of the potential transaction as of such date. Following these discussions, the WTW Board directed WTW management and the representatives of its advisors to continue working towards finalizing documentation. The WTW Board also asked Messrs. Ganzi and Haley to convey to Mr. Case that Aon’s most recent proposals on the allocation of antitrust risk were inadequate, and that deal certainty was critically important to WTW, and to make a counterproposal to Mr. Case centered around a higher quantitative size of potential remedies that would be required to be accepted by Aon, joint strategic control over the antitrust and regulatory approval process and a significant antitrust and competition termination fee. The WTW Board also instructed WTW’s legal advisors to send to Aon’s legal advisors revised documentation reflecting the same.

2.    The disclosure in the final bullet on page 97 of the Definitive Proxy Statement is hereby amended and restated as follows (with the new text in underline):

•

the WTW Standalone Projections, which are summarized in the section entitled “The Transaction—Aon and WTW Forward-Looking Financial Information—WTW Forward-Looking Financial Information” beginning on page 107 of this joint proxy statement and which include certain internal financial analyses and forecasts for WTW on a standalone basis prepared by its management, and the Aon Standalone Projections, which are summarized in the section entitled “The Transaction—Aon and WTW Forward-Looking Financial Information—Aon Forward-Looking Financial Information” beginning on page 106 of this joint proxy statement for Aon on a standalone basis prepared by its management, and certain pro forma unaudited prospective financial information, which is described in the section entitled “The Transaction—Aon and WTW Forward-Looking Financial Information—WTW Forward-Looking Financial Information” beginning on page 107 of this joint proxy statement, in each case, as approved for Goldman Sachs’ use by WTW management, referred to as the “WTW Management Projections,” including the Estimated Synergies. For more information on the Estimated Synergies, see the Combination Benefit Statement, a copy of which is attached as Annex G to this joint proxy statement and which includes certain operating synergies projected by Aon management to result from the transaction, as approved for Goldman Sachs’ use by WTW management.

3.    The disclosure in the first full paragraph on page 98 of the Definitive Proxy Statement is hereby amended and restated as follows (with the new text in underline):

For purposes of rendering its opinion, Goldman Sachs, with WTW’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with WTW’s consent that the WTW Management Projections, including the Estimated Synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of WTW management. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Aon or WTW or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs is not an actuarial firm and its services did not include any actuarial determination or evaluation or any attempt to evaluate actuarial assumptions, and Goldman Sachs relied on WTW’s actuaries with respect to reserve adequacy. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on Aon or WTW or on the expected benefits of the transaction in any way meaningful to Goldman Sachs’ analysis.

Goldman Sachs also assumed that the transaction will be consummated on the terms set forth in the Business Combination Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

4.    The section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Goldman Sachs—Illustrative Present Value of Future Share Price Analysis” beginning on page 99 is hereby amended and restated as follows (with the new text in underline and the stricken language removed):

Goldman Sachs performed an illustrative analysis of the implied present value of the future share price of WTW on a standalone basis, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future financial multiples and the dividends per share forecasted to be paid through each year. For this analysis, Goldman Sachs used the WTW Standalone Projections for each of the fiscal years 2020 to 2023. Goldman Sachs first calculated the implied standalone values per WTW Share as of March 6, 2020 for each of the fiscal years 2020 to 2022, by applying price to next 12 months, referred to as “NTM,” estimated cash earnings per share multiples of 15.5x to 17.5x to estimates of NTM adjusted earnings per ordinary share for the years 2020 to 2022. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and the current Cash P/E multiples for WTW. Goldman Sachs then discounted such amounts to present value as of March 6, 2020, using an illustrative discount rate of 5.7%, reflecting an estimate of WTW’s cost of equity. Goldman Sachs then added to such amounts the cumulative present value (as of March 6, 2020) of future dividends per WTW Share ~~projected by the~~included in the WTW Standalone Projections to be paid over such period using the same discount rate. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the U.S. financial markets generally. This analysis resulted in a range of implied present values per WTW Share of $197.17 to $244.78, corresponding to implied exchange ratios of 0.92x to 1.14x, respectively.

Goldman Sachs also performed an illustrative analysis of the implied present value of the scheme consideration per WTW Share based on the theoretical future prices per ordinary share of the combined company and the dividends per share forecasted to be paid through each year. For this analysis, Goldman Sachs used the WTW Management Projections, including the Estimated Synergies, on a NTM basis for each of the fiscal years 2020 to 2023. Goldman Sachs first calculated the implied values per ordinary share of the combined company for each of the fiscal years 2020 to 2022, by applying price to NTM estimated cash earnings per share multiples of 16.4x to 20.3x to estimates of earnings per ordinary share of the combined company~~and estimates of dividends per Aon Share, reflecting the dividends per share of the combined company on a NTM basis for each of the fiscal years 2020 to 2022~~. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and the current Cash P/E multiples for Aon and WTW. Goldman Sachs then discounted such amounts to present value as of March 6, 2020, using an illustrative discount rate of 5.7%, reflecting an estimate of the cost of equity for the pro forma company based on WTW’s cost of equity and Aon’s cost of equity. Goldman Sachs then added to such amounts the cumulative present value (as of March 6, 2020) of future dividends per Aon Share projected by median IBES estimates to be paid ~~over such period~~for each of the fiscal years 2020 to 2022, as applicable, using the same discount rate. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the U.S. financial markets generally. Goldman Sachs then multiplied these amounts by the exchange ratio of 1.08x, representing the number of Aon Shares to be received per WTW Share by WTW shareholders pursuant to the Business Combination Agreement. This analysis resulted in a range of implied present values of the scheme consideration per WTW Share of $210.49 to $309.89.

5.    The section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Goldman Sachs—Illustrative Discounted Cash Flow Analysis” beginning on page 100 is hereby amended and restated as follows (with the new text in underline and the stricken language removed):

Using the WTW Management Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on WTW. Using discount rates ranging from 5.5% to 6.5%, reflecting estimates of WTW’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2019 (i) estimates of unlevered free cash flow for WTW for each of the fiscal years 2020 through 2024 as reflected in the WTW Management Projections and (ii) a range of illustrative terminal values for WTW, which were calculated by applying an enterprise value multiple (EV / Adjusted EBITDA) range of 11.0x to 13.0x to fiscal year 2025 Adjusted EBITDA, which estimated terminal year Adjusted EBITDA was reflected in the WTW Management Projections. Goldman Sachs derived the range of discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the U.S. financial markets generally. The EV / Adjusted EBITDA exit multiple range for WTW was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account the publicly observed NTM EV / Adjusted EBITDA multiples for selected public companies based on the “Selected Companies Analysis” below. Goldman Sachs derived ranges of illustrative enterprise values for WTW by adding the ranges of present values it derived above. Goldman Sachs then subtracted the Net Debt, representing the balances of financial debt, less cash and cash equivalents and after-tax balances of unfunded pension plan and other post-employment benefit plan liabilities and non-controlling interest value, each as reflected in WTW’s Annual Report on Form 10-K for the year ended December 31, 2019, from the range of illustrative enterprise values it derived for WTW to derive a range of illustrative equity values for WTW. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of WTW, as provided by WTW management, to derive a range of illustrative present values per share ranging from $228.09 to $282.06, corresponding to implied exchange ratios of 1.06x to 1.31x, respectively.

Using the WTW Management Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on Aon. Using discount rates ranging from 5.5% to 6.5%, reflecting estimates of Aon’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2019 (i) estimates of unlevered free cash flow for Aon for each of the fiscal years 2020 through 2024 as reflected in the WTW Management Projections and (ii) a range of illustrative terminal values for Aon, which were calculated by applying an enterprise value multiple (EV / Adjusted EBITDA) range of 15.5x to 17.0x to fiscal year 2025 Adjusted EBITDA, which estimated terminal year Adjusted EBITDA was reflected in the WTW Management Projections. Goldman Sachs derived the range of discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the U.S. financial markets generally. The EV / Adjusted EBITDA exit multiple range for Aon was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account the NTM EV / Adjusted EBITDA multiples for selected public companies based on the “Selected Companies Analysis” below. Goldman Sachs derived ranges of illustrative enterprise values for Aon by adding the ranges of present values it derived above. Goldman Sachs then subtracted the Net Debt balance and non-controlling interest value, each as reflected in Aon’s Annual Report on Form 10-K for the year ended December 31, 2019, from the range of illustrative enterprise values it derived for Aon, to derive a range of illustrative equity values for Aon. Goldman Sachs then divided the range of illustrative equity values it derived ~~by the number of fully diluted outstanding shares of~~based on the sum of the basic shares outstanding and dilutive securities, the amount of which was determined based on the treasury stock method, for Aon as of March 5, 2020, as provided by Aon management and approved for Goldman Sachs’ use by WTW management, to derive a range of illustrative present values per share ranging from $258.21 to $295.76.

6.    The section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Goldman Sachs—Pro Forma Discounted Cash Flow Analysis and Illustrative Present Value of Aon Shares to be Received by WTW Shareholders in the Business Combination Agreement” on page 101 is hereby amended and restated as follows (with the new text in underline):

Using the WTW Management Projections, and taking into account the Estimated Synergies, Goldman Sachs performed an illustrative discounted cash flow analysis on Aon pro forma for the transaction to calculate the implied present value of the Aon Shares to be issued per WTW Share pursuant to the Business Combination Agreement. Using discount rates ranging from 5.5% to 6.5%, reflecting estimates of Aon’s pro forma cost of capital, assuming the transaction was consummated on December 31, 2020, Goldman Sachs discounted to present value as of December 31, 2019 (i) estimates of unlevered free cash flow for Aon pro forma for each of the fiscal years 2020 through 2024 as reflected in the WTW Management Projections (taking into account the Estimated Synergies) and (ii) a range of illustrative terminal values for Aon pro forma for the transaction, which were calculated by applying an enterprise value multiple range of 13.6x to 15.3x based on the weighted average of WTW and Aon’s range of terminal value EV / Adjusted EBITDA multiples to the estimate of fiscal year 2025 Adjusted EBITDA for Aon pro forma. Goldman Sachs derived ranges of illustrative enterprise values for Aon pro forma by adding the ranges of present values it derived above. Goldman Sachs then subtracted the sum of the standalone Net Debt and non-controlling interest balances for Aon and WTW (each as reflected in Aon’s Annual Report on Form 10-K for the year ended December 31, 2019 or WTW’s Annual Report on Form 10-K for the year ended December 31, 2019, as applicable) from the range of illustrative enterprise values it derived for Aon pro forma to derive a range of illustrative equity values for Aon pro forma. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted pro forma Aon Shares. Goldman Sachs then multiplied these amounts by the exchange ratio of 1.08x representing the number of Aon Shares to be received per WTW Share by WTW shareholders pursuant to the Business Combination Agreement. This analysis resulted in a range of implied present values of the scheme consideration per WTW Share of $284.61 to $334.62.

7.    The section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Goldman Sachs—Premia Analysis” beginning on page 101 is hereby amended and restated as follows (with the new text in underline):

Goldman Sachs reviewed and analyzed the acquisition premia for 14 transactions, which constitute all of the all-stock acquisition transactions announced during the time period from 2015 through 2019 involving a North American public company as the target where the disclosed enterprise value for the transaction was above $5 billion. For each year of the five-year period, using publicly available information, Goldman Sachs calculated the average of the price paid in the transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. The average premium per year was as follows: (i) 10.5% for 2015; (ii) 5.2% for 2016; (iii) 10.8% for 2017; (iv) 18.3% for 2018; and (v) 25.6% for 2019. This analysis indicated a median premium of 11.6% for all transactions over the five-year period. This analysis also indicated an average premium of 16.4% for all transactions over the five-year period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 15.0% to 25.0% to the closing price per WTW Share of $199.71 on March 6, 2020 and calculated a range of implied equity values per WTW Share of $229.67 to $249.64, corresponding to implied exchange ratios of 1.07x to 1.16x, respectively.

8.    The disclosure in the first paragraph of the section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Goldman Sachs—Illustrative Contribution Analysis” on page 102 is hereby amended and restated as follows (with the new text in underline):

Goldman Sachs reviewed specific historical and estimated future operating and financial information including revenues, Adjusted EBITDA, unlevered free cash flow, levered free cash flow, enterprise value, implied equity value from the mid-points of the Discounted Cash Flow Analysis, market capitalization and number of employees for WTW, Aon and the combined entity resulting from the transaction based on the WTW Management Projections. Using the WTW Management Projections, Goldman Sachs also analyzed the relative potential contribution of WTW to these financial metrics for the combined company following consummation of the transaction, before taking into account any of the Estimated Synergies, and adjusting for WTW’s and Aon’s respective capital structures. The following table sets forth the results of this analysis:

9.    The first table, entitled “Insurance Brokerage”, in the section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Goldman Sachs—Selected Transactions Analysis” on page 102 is hereby amended and restated as follows (with the new column in grey):

Date	Target	Acquiror	EV/LTM Adj. EBITDA
September 2018	Jardine Lloyd Thompson Group plc	Marsh & McLennan Companies, Inc.	15.7x
October 2018	Hays Companies	Brown & Brown, Inc.	14.6x

10.    The second table, entitled “Business Services and Benefits Administration”, in the section of the Definitive Proxy Statement entitled “The Transaction—Opinion of Goldman Sachs—Selected Transactions Analysis” on page 102 is hereby amended and restated as follows (with the new column in grey):

Date	Target	Acquiror	EV/LTM Adj. EBITDA
January 2017	CEB Inc.	Gartner, Inc.	13.5x
August 2017	EAB Global, Inc.	Vista Equity Partners	14.0x
August 2017	The Advisory Board Company	OptumInsight, Inc.	14.0x

11.    The disclosure in the second paragraph on page 105 of the Definitive Proxy Statement is hereby amended and restated as follows (with the new text in underline and the stricken language removed):

Neither Aon nor WTW as a matter of course makes public projections as to future performance, revenues, earnings or other results of operations beyond, in the case of WTW, certain metrics for the current fiscal year due to, among other reasons, the uncertainty, unpredictability and subjectivity of the applicable underlying assumptions and estimates. Aon and WTW do not disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As a result, Aon and WTW do not endorse the forward-looking financial information described below as a reliable indication of future results. However, for internal purposes and in connection with evaluating the transaction, Aon management ~~and WTW management~~prepared ~~certain forward-looking financial information~~the Aon Standalone Projections and the Aon Projections for WTW, referred to as the “Aon Projections,” and WTW management prepared the WTW Standalone Projections,~~” respectively, and~~ together with the Aon Projections, referred to as the “Projections.~~, which was~~” The Aon Projections and the WTW Standalone Projections were made available to the Aon Board ~~and the WTW Board~~, in connection with ~~their~~its consideration and evaluation of the transaction, and to ~~their respective~~its financial ~~advisors~~ advisor, Credit Suisse~~and~~, in connection with its financial analyses and opinion. The WTW Standalone Projections and the Aon Standalone Projections were made available to the WTW Board, in connection with ~~their~~its consideration and evaluation of the transaction, and to its financial advisor, Goldman Sachs, in connection with its ~~their~~financial analyses and opinion~~, and as~~. As a result, such Projections are included in this joint proxy statement.

12.    The first footnote to the second table in the section of the Definitive Proxy Statement entitled “The Transaction—Aon and WTW Forward-Looking Financial Information—Aon Forward-Looking Financial Information” on page 107 is hereby amended and restated as follows (with the new text in underline):

(1)

Adjusted EBITDA means Aon’s earnings before interest, taxes, depreciation and amortization, adjusted to exclude, as applicable, certain non-recurring items and non-cash pension income. Stock based compensation is treated as an expense for purposes of Adjusted EBITDA.

13.    The table and the accompanying footnotes in the section of the Definitive Proxy Statement entitled “The Transaction—Aon and WTW Forward-Looking Financial Information— WTW Forward-Looking Financial Information” on page 108 is hereby amended and restated as follows (with the new text in underline and new rows in grey):

	Fiscal Year Ending December 31,
($ in millions, except per share data)	2020E	2021E	2022E	2023E	2024E
Revenue	$9,594	$10,074	$10,577	$11,106	$11,662
Adjusted EBITDA(1)(2)	$2,484	$2,669	$2,872	$3,089	$3,319
Adjusted Net Income(3)	$1,554	$1,698	$1,847	$2,006	$2,176
Unlevered Free Cash Flow(4)	$1,258	$1,490	$1,610	$1,738	$1,874
Levered Free Cash Flow(5)	$1,062	$1,293	$1,413	$1,541	$1,678
Adjusted Earnings Per Share(6)	$11.83	$13.13	$14.42	$15.79	$17.25
Cash dividends declared per common share	$2.80	$3.04	$3.28
Average number of diluted shares outstanding (millions)	130.3	129.3	128.1	127.1	126.1

Source: WTW management.

(1)

Adjusted EBITDA is defined as net income adjusted for provision for income taxes, interest expense, depreciation and amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations and non-recurring items that, in the judgement of WTW management, significantly affect the period-over-period assessment of operating results. WTW management did not provide to the WTW Board or Goldman Sachs projections for the line item components to calculate Adjusted EBITDA because such information was not material to their analysis.

(2)	WTW management also prepared a projection of Adjusted EBITDA for the fiscal year ended December 31, 2025 of $3,564, and provided the same to Goldman Sachs for purposes of its financial analyses.
(3)

Adjusted Net Income is defined as net income attributable to WTW adjusted for amortization, restructuring costs, transaction and integration expenses, (gain)/loss on disposal of operations and non-recurring items that, in WTW management’s judgment, significantly affect the period-over-period assessment of operating results, the related tax effect of those adjustments and the tax effects of internal reorganizations. WTW management did not provide to the WTW Board or Goldman Sachs projections for the line item components to calculate Adjusted Net Income because such information was not material to their analysis.

(4)

Unlevered Free Cash Flow is defined as (i) Adjusted EBITDA minus (ii) cash taxes, capital expenditures, increases in net working capital and other non-cash income / (expense) (including stock-based compensation expense), and other non-recurring cash income/(expense). WTW management provided to the WTW Board and Goldman Sachs projections for 2020-2024 of (x) cash taxes, (y) capital expenditures and (z) increases in net working capital and other non-cash income / (expense) (including stock-based compensation expense) of (x) $362, $399, $443, $490 and $541, (y) $264, $277, $291, $305 and $321, and (z) $480, $504, $529, $555 and $583, respectively, and $120 in 2020 for non-recurring cash expense, to calculate Unlevered Free Cash Flow.

(5)	Levered Free Cash Flow is defined as (i) Unlevered Free Cash Flow minus (ii) tax-affected interest expense.
(6)

Adjusted Earnings Per Share is defined as adjusted net income divided by the diluted ordinary shares outstanding minus, for 2020E only, $0.10 per share to reflect estimated currency effects not already reflected in 2020E Adjusted Net Income.

Cautionary Statement Regarding Forward Looking Statements

This proxy supplement contains certain statements that are forward-looking, as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements related to Aon’s and/or WTW’s ability to manage its respective businesses and liquidity during and after the COVID-19 pandemic. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations of Aon and WTW management about future events. Forward-looking statements can often, but not always, be identified by the use of words such as “plans,” “expects,” “is subject to,” “budget,” “scheduled,” “estimates,” “forecasts,” “potential,” “continue,” “intends,” “anticipates,” “believes” or variations of such words, and statements that certain actions, events or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved.

Although Aon and WTW management, as applicable, believe that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to; the possibility that the transaction will not be consummated;

failure to obtain necessary shareholder and antitrust, competition and other regulatory approvals (without the imposition of material remedies or at all), or to satisfy any of the other conditions to the closing of the transaction; adverse effects on the market price of Aon and/or WTW securities and on Aon’s and/or WTW’s operating results for any reason, including, without limitation, because of the failure to consummate the transaction; the impact of COVID-19 on Aon’s and/or WTW’s operations and future plans; the failure to realize the expected benefits of the transaction (including anticipated revenue and growth synergies); the failure to effectively integrate the combined companies following consummation of the transaction; negative effects of an announcement of the transaction; changes in global, political, economic, business, competitive, market and regulatory forces; future exchange and interest rates; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; negative effects of any announcement relating to the consummation of or failure to consummate the transaction on the market price of Aon and/or WTW securities; significant transaction and integration costs or difficulties in connection with the transaction and/or unknown or inestimable liabilities; pending or potential litigation associated with the transaction; the potential impact of this proxy supplement or consummation of the transaction on relationships, including with suppliers, customers, clients, employees and regulators; and general economic, business and political conditions (including any epidemic, pandemic or disease outbreak) that affect the combined companies following the consummation of the transaction.

The factors identified above are not exhaustive. Aon, WTW and their subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Other unknown or unpredictable factors could also cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements should therefore be construed in the light of such factors. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.

Further information concerning Aon and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Aon’s results of operations and financial condition, is contained in Aon’s filings with the SEC. See Aon’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on February 14, 2020, May 1, 2020, and July 31, 2020, respectively, and additional documents filed by Aon with the SEC after the date of this proxy supplement and prior to the Aon EGM, the contents of which are incorporated by reference into this proxy supplement, for a further discussion of these and other risks and uncertainties applicable to Aon’s businesses.

Further information concerning WTW and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect WTW’s results of operations and financial condition, is contained in WTW’s filings with the SEC. See WTW’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on February 26, 2020, April 30, 2020, and July 30, 2020, respectively, and additional documents filed by WTW with the SEC after the date of this proxy supplement and prior to the WTW Court Meeting and the WTW EGM, the contents of which are incorporated by reference into this proxy supplement, for a further discussion of these and other risks and uncertainties applicable to WTW’s businesses.

Any forward-looking statements in this proxy supplement are based upon information available as of the date of this proxy supplement which, while believed to be true when made, may ultimately prove to be incorrect. Other than in accordance with legal or regulatory obligations, neither Aon nor WTW is under any obligation, and each expressly disclaims any intention or obligation, to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Aon, WTW and/or any person acting on behalf of any of them are expressly qualified in their entirety by the foregoing paragraphs, and the information contained on any websites referenced in this proxy supplement is not incorporated by reference into this proxy supplement.

Additional Information and Where to Find It

In connection with the proposed transaction, WTW and Aon have filed relevant materials with the SEC, including the Definitive Proxy Statement. Following the filing of the Definitive Proxy Statement with the SEC, WTW mailed the Definitive Proxy Statement, a proxy card related to the WTW Court Meeting and a proxy card related to the WTW EGM to each of its shareholders entitled to vote at such meetings, and Aon mailed the Definitive Proxy Statement and a proxy card related to the Aon EGM to each of its shareholders entitled to vote at the Aon EGM. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain the Definitive Proxy Statement, as well as other filings containing information about WTW or Aon, free of charge, from the SEC’s website at www.sec.gov. Investors may also obtain

WTW’s or Aon’s SEC filings in connection with the transaction, free of charge, by requesting them in writing from WTW (through its proxy solicitors) or Aon (as applicable) as follows:

Innisfree M&A Incorporated

c/o WTW Company Secretary

501 Madison Avenue, 20th Floor

New York, New York 10022

Phone: 888 750 5884

corporatesecretary@willistowerswatson.com

OR

Innisfree M&A Incorporated

c/o Matheson

70 Sir John Rogerson’s Quay

Dublin 2, Ireland

Phone: +353 1 232 2000

dublin@matheson.com

Aon plc
Attn: Investor Relations

200 East Randolph Street
Chicago, Illinois 60601
Attn: Investor Relations
Phone: 312 381 3310

investor.relations@aon.com

OR

Arthur Cox

Ten Earlsfort Terrance

Dublin 2, Ireland

Phone: +353 1 920 1000

dublin@arthurcox.com

Participants in the Merger Solicitation

WTW, Aon and their directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction for the purposes of the laws of the United States. Information regarding WTW’s directors and executive officers is available in its definitive proxy statement for its 2020 annual general meeting of shareholders filed with the SEC on April 27, 2020. Information regarding Aon’s directors and executive officers is available in its definitive proxy statement for its 2020 annual general meeting of shareholders filed with the SEC on April 24, 2020. Other information regarding the interests of the participants in the proxy solicitation is included in the Definitive Proxy Statement. These documents can be obtained free of charge from the sources indicated above.

Statement Required by the Irish Takeover Rules

The directors of Aon accept responsibility for the information contained in this proxy supplement relating to Aon and the directors of Aon and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Aon (who have taken all reasonable care to ensure that such is the case), the information contained in this proxy supplement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of WTW accept responsibility for the information contained in this proxy supplement relating to WTW and the directors of WTW and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of WTW (who have taken all reasonable care to ensure such is the case), the information contained in this proxy supplement for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013, referred to as the “Irish Takeover Rules,”, if any person is, or becomes, ‘interested’ (directly or indirectly) in, 1% or more of any class of ‘relevant securities’ of WTW or Aon, all ‘dealings’ in any ‘relevant securities’ of WTW or Aon (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3:30 p.m., EDT, on the ‘business’ day following the date of the relevant transaction. This requirement will continue until the date on which the Scheme (as defined in the Definitive Proxy Statement) becomes effective or on which the ‘offer period’ otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of WTW or Aon, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all ‘dealings’ in ‘relevant securities’ of WTW by Aon or ‘relevant securities’ of Aon by WTW, or by any party acting in concert with either of them, must also be disclosed by no later than 12:00 p.m., EDT, on the ‘business’ day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie. ‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in single quotation marks are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020 or fax number +353 1 678 9289.